Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109419 of PremierWest Bancorp on Form S-8 of our report dated June 27, 2007 appearing in this Annual Report on Form 11-K of the PremierWest Bancorp 401(k) Profit Sharing Plan for the year ended December 31, 2006.

Medford, Oregon June 27, 2007